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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44941) pertaining to the 1991 Employee Stock Purchase Plan and the 1988 Stock Option Plan, the Registration Statement (Form S-8 No. 33-52186) pertaining to the 1992 Consultant Stock Option Plan, the Registration Statement (Form S-8 No. 33-70586) pertaining to the 1988 Stock Option Plan of Anergen, Inc., the Registration Statement (Form S-8 No. 33-95660) pertaining to the 1995 Directors Option Plan, and the Registration Statement (Form S-8 No. 333-33771) pertaining to the 1996 Stock Plan and the 1991 Employee Stock Purchase Plan of our report dated February 6, 1998, with respect to the financial statements of Anergen, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                            ERNST & YOUNG LLP

Palo Alto, California
March 26, 1998